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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Neos Therapeutics, Inc. of our report dated April 24, 2015, except for the Reverse Stock Split paragraph of Note 13, as to which the date is July 10, 2015, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ RSM US LLP

New York, New York
January 29, 2016

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  Exhibit 23.1